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                                                                       Exhibit 5
                  [Letterhead of Rosenberg & Liebentritt, P.C.]

                                  July 21, 1999



Board of Trustees
Equity Residential Properties Trust
Two North Riverside Plaza
Suite 400
Chicago, Illinois  60606

Ladies and Gentlemen:

         We are acting as counsel for Equity Residential Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the proposed issuance by the Company of awards of, or options to purchase, 12,500,000 common shares of beneficial interest of the Company, $.01 par value per share (the "Common Shares"), in connection with the Equity Residential Properties Trust Fifth Amended and Restated 1993 Share Option and Share Award Plan (the "Plan"), 8,000,000 of such Common Shares have been registered previously and 4,500,000 of such Common Shares (the "Option Shares") are currently being registered pursuant to the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with the Securities and Exchange Commission. This opinion letter is furnished to you at your request to enable the Company to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (ss.) 229.601(b)(5), in connection with the Registration Statement.

         For purposes of this opinion letter, we have examined copies of the following documents:

         1.       An executed copy of the Registration Statement.

         2. The Second Amended and Restated Declaration of Trust, as amended, of the Company, as certified by the Maryland State Department of Assessments and Taxation on June 16, 1999 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

         3. The Second Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

         4. The Plan, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

         5. Resolutions of the Board of Trustees of the Company adopted on March 12, 1999 and approved by the shareholders of the Company on May 17, 1999,

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Board of Trustees
Equity Residential Properties Trust
July 21, 1999
Page 2

                  relating to the Plan, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

         6. The forms of option agreements (the "Option Agreements") and Share Awards (as defined in the Plan), as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

         7. Such other records, certificates, documents and matters of law as we have deemed necessary to render this opinion.

         In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given and all statements herein are made, in the context of the foregoing.

         We call your attention to the fact that our firm only requires lawyers to be qualified to practice law in the State of Illinois and, in rendering the opinions set forth herein, we express no opinion with respect to any laws relevant to this opinion other than the laws and regulations identified herein. With respect to the opinion below that relates to the laws of the State of Maryland, with your consent, we rely solely on the opinion of Hogan & Hartson L.L.P., a copy of which is attached hereto as EXHIBIT A.

         Based upon, subject to and limited by the foregoing, we are of the opinion that when issued in accordance with the terms described in the Plan, and, with respect to Share Awards (as defined in the Plan), subject to the forfeiture provisions set forth in Section 5 of the Plan, the Option Shares will be validly issued, fully paid and nonassessable under the laws of the state of Maryland.

         We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

         We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                             Very truly yours,

                                             ROSENBERG & LIEBENTRITT, P.C.

                                             /s/ Rosenberg & Liebentritt, P.C.

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                                                                       EXHIBIT A
                         [HOGAN &  HARTSON L.L.P. LETTERHEAD]






                                    July 21, 1999

Rosenberg & Liebentritt, P.C.
Two North Riverside Plaza
Suite 1600
Chicago, Illinois 60606

Ladies and Gentlemen:

     We are acting as special Maryland counsel to Equity Residential Properties Trust, a Maryland real estate investment trust (the "Trust"), in connection with the registration of an additional 4,500,000 common shares of beneficial interest, $.01 par value per share (the "Shares"), on Form S-8 (the "Registration Statement"), issuable under the Trust's Amended and Restated 1993 Share Option and Share Award Plan (as last amended May 17,
1999) (the "Plan"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

          1.   An executed copy of the Registration Statement.

          2. The Second Amended and Restated Declaration of Trust of the Trust, as certified by the Maryland State Department of Assessments and Taxation (the "SDAT") on June 16, 1999, and by the Secretary of the Trust on the date hereof as being complete, accurate and in effect.

          3. The Second Amended and Restated Bylaws of the Trust, as certified by the Secretary of the Trust on the date hereof as being complete, accurate and in effect.

          4. Resolutions of the Board of Trustees of the Trust adopted on March 12, 1999, as certified by the Secretary of the Trust on the date hereof as being complete, accurate and in effect, authorizing the amendment and restatement of the Plan to increase by 4,500,000 Shares the aggregate number of Shares which may be granted under the Plan.

          5. A certificate of the Secretary of the Trust, dated the date hereof, certifying that the proposal relating to the adoption and approval of a 4,500,000 Share increase in the aggregate number of Shares which may be granted under the Plan was approved by the Trust's shareholders on May 17, 1999.

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Rosenberg & Liebentritt, P.C.
July 21, 1999
Page 2


          6. The Plan, as certified by the Secretary of the Trust on the date hereof as being complete, accurate and in effect.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed that the Shares will not be issued in violation of the ownership limit contained in the Trust's Declaration of Trust. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on applicable provisions of Maryland law. We express no opinion herein as to any other laws, statues, ordinances, rules or regulations or as to compliance with state securities (or "blue sky") laws, rules or regulations.

     Based upon, subject to and limited by the foregoing, we are of the opinion that when issued in accordance with the terms described in the Plan, and, with respect to Share Awards (as defined in the Plan), subject to the forfeiture provisions set forth in Section 5 of the Plan, the Shares will be validly issued, fully paid and nonassessable under the laws of the state of Maryland.

     This opinion letter has been prepared solely for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

     We hereby consent to the filing of this opinion letter as Exhibit A to the opinion of Rosenberg & Liebentritt, P.C., filed as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                        Very truly yours,

                                        /s/ Hogan & Hartson L.L.P.

                                        HOGAN & HARTSON L.L.P.